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                                                                   EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement
No. 333-44601 on Form S-4 of our report dated January 22, 1997 included in First United Bancshares, Inc.'s Form 10-K for the year ended December 31, 1996 and our report dated October 3, 1997 included in First United Bancshares, Inc.'s Form 8-K filed on October 3, 1997 and to all references to our Firm included in this Registration Statement.





                             /s/ ARTHUR ANDERSEN LLP

                             ARTHUR ANDERSEN LLP



New Orleans, Louisiana
January 30, 1998